Exhibit 23.3

Consent of Ryder Scott Company, L.P.

We consent to incorporation by reference in this Registration Statement on Form S-8 of Unit Corporation of the reference to our report for Unit Corporation, which appears in the December 31, 2009 annual report on Form 10-K of Unit Corporation.

                                                                /s/ Ryder Scott Company, L.P.

                                                                RYDER SCOTT COMPANY, L.P.

Houston, Texas
May 6, 2010